UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.02. Termination of a Material Definitive Agreement.

On May 24, 2022, Rubius Therapeutics, Inc. (the “Company”) issued a press release announcing that Noubar Afeyan, Ph.D., has been appointed as chairman of its board of directors, succeeding David Epstein in such role. Mr. Epstein will remain a member of the board of directors of the Company. In connection with this leadership transition, on May 20, 2022, the Company terminated the Second Amended and Restated Chairman Agreement, dated June 21, 2018, by and between the Company and Mr. Epstein.

Item 7.01. Regulation FD Disclosure.

A copy of the press release referenced above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Rubius Therapeutics, Inc. on May 24, 2022, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2022	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer